EXHIBIT NO. 99.(k)(4)

AMENDMENT

AMENDMENT, made as of the 29th day of June 2007 to the Transfer Agency and Services Agreement dated as of December 18, 2006 (the “Agreement”), by and between each of the MFS closed-end investment companies listed on Exhibit A separately and not jointly, each being a Massachusetts business trust (each a “Fund”), having its principal office and place of business at 500 Boylston Street, Boston, Massachusetts 02116 (collectively, the “Customer”), “Computershare Inc., f/k/a Computershare Shareholder Services, Inc.”, a Delaware corporation, and its fully owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company doing business at 250 Royall Street, Canton, Massachusetts 02021 (collectively, the “Transfer Agent”).

WHEREAS, under the terms of the Agreement, each Fund appointed the Transfer Agent its transfer agent, and the Transfer Agent agreed so to act as transfer agent; and

WHEREAS, the performance targets that the Transfer Agent endeavors to meet in its provision of services to the Customer under the Agreement are set forth on Schedule A to the Agreement (the “Performance Targets”); and

WHEREAS, the detailed definition, frequency, limitations and associated costs (if any) of the services provided by the Transfer Agent under the Agreement are set forth on the Fee and Service Schedule for Stock Transfer Services to the Agreement (the “Fee and Service Schedule”); and

WHEREAS, the Customer and the Transfer Agent desire that the MFS California Insured Municipal Fund, the MFS High Income Municipal Trust, the MFS InterMarket Income Trust I, the MFS Intermediate High Income Fund, the MFS Investment Grade Municipal Trust and the MFS High Yield Municipal Trust (Collectively the “New MFS Funds”) be made parties to the Agreement, as hereby amended;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and sufficient consideration, the receipt of which each party hereby acknowledges, the parties hereto each agree as follows:

1. Exhibit A to the Agreement and Exhibit B to the Fee and Service Schedule (the “Exhibits”) shall be amended to include the New MFS Funds. Forms of the Exhibits, as amended, are attached hereto.

2. The Section of the Fee and Service Schedule entitled “Fees” shall be amended and restated as follows:

FEES

Ongoing Account Management*

This fee covers all administration of the services listed in the services section except as noted below. Out of pocket costs associated with providing these services will be charged separately.

$7.21* Per Account per annum

*	If the average volume of transactions, inquiries, or telephone calls significantly increases during the term of this Agreement as a result of outside factors or unforeseen circumstances for which the Transfer Agent is not the proximate cause, the Transfer Agent and the Company shall negotiate an additional fee.

3. The Section of the Fee and Service Schedule entitled “Billing Definition of Number of Accounts” shall be amended and restated as follows:

Billing Definition of Number of Accounts

For billing purposes, the number of accounts will be based on open accounts on file at the beginning of each billing period, plus any new accounts added during that period. An open account shall mean the account of each shareholder which account shall hold any full or fractional shares of stock held by such shareholder or outstanding funds.

4. The Transfer Agent shall endeavor to meet the Performance Standards in its provision of services to all of the funds listed on the Exhibits, as amended, but with regard to the New MFS Funds, reporting pursuant to the Performance Targets will not be required of the Transfer Agent until the Transfer Agent converts its systems for providing services to the New MFS Funds from the legacy EquiServe mainframe to the Computershare mainframe (SCRIP) and, in any event, no later than December 31, 2007.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers as of the day and year first written above.

On behalf of each of the MFS closed-end		Computershare Shareholder Services, Inc.

Investment companies listed on Exhibit A to The Agreement:		Computershare Trust Company, N.A. On Behalf of both Entities

By:	/s/ SUSAN S. NEWTON	By:	/s/ CHARLES V. ROSSI

Name:	Susan S. Newton	Name:	Charles V. Rossi

Title:	Assistant Secretary	Title:	President
Authorized representative and not individually			Authorized representative and not individually

EXHIBIT A

TO THE TRANSFER AGENCY AND SERVICE AGREEMENT

DATED DECEMBER 18, 2006, AS AMENDED JUNE 29, 2007

MFS Charter Income Trust

MFS Government Markets Income Trust

MFS Intermediate Income Trust

MFS Multimarket Income Trust

MFS Municipal Income Trust

MFS Special Value Trust

MFS California Insured Municipal Fund

MFS High Income Municipal Trust

MFS Intermarket Income Trust I

MFS Intermediate High Income Fund

MFS Investment Grade Municipal Trust

MFS High Yield Municipal Trust

EXHIBIT B

TO THE FEE AND SERVICE SCHEDULE FOR STOCK TRANSFER SERVICES

DATED DECEMBER 18, 2006, AS AMENDED JUNE 2, 2007

MFS Charter Income Trust

MFS Government Markets Income Trust

MFS Intermediate Income Trust

MFS Multimarket Income Trust

MFS Municipal Income Trust

MFS Special Value Trust

MFS California Insured Municipal Fund

MFS High Income Municipal Trust

MFS Intermarket Income Trust I

MFS Intermediate High Income Fund

MFS Investment Grade Municipal Trust

MFS High Yield Municipal Trust